Exhibit 8
LIST OF SUBSIDIARIES

Jurisdiction of
	Subsidiary Company	Organization
I.	EMPAQUES DE CARTON TITAN, S.A. DE C.V.	Mexico
	A. Cartonpack, S.A. de C.V.	Mexico
	B. Envases y Empaques de México, S.A. de C.V.	Mexico
	C. Industrias Centauro, S.A. de C.V.	Mexico
II.	DURANGO INTERNACIONAL, S.A. DE C.V.	Mexico
	A. Empaques del Norte, S.A. de C.V.	Mexico
III.	DURANGO INTERANTIONAL, INC.	New Mexico, U.S.A.
	A. Durango McKinley Paper Company	New Mexico, U.S.A.
	B. Fiber Management of Texas, Inc.	Texas, U.S.A.
IV.	COMPANIA PAPELERA DE ATENQUIQUE, S.A. DE C.V.	Mexico
V.	PONDEROSA INDUSTRIAL DE MEXICO, S.A. DE C.V.	Mexico
	A. Inmobiliaria Industrial Tizayuca, S.A. de C.V.	Mexico
	B. Papel y Empaques Tizayuca, S.A. de C.V.	Mexico
VI.	PORTEADORES DE DURANGO, S.A. DE C.V.	Mexico
	A. Reciclajes Centauro, S.A. de C.V.	Mexico
	B. Compañia Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V.	Mexico
VII.	ADMINISTRACION CORPORATIVA DE DURANGO, S.A. DE C.V.	Mexico
	A. Lineas Aéreas Ejecutivas de Durango, S.A. de C.V.	Mexico
VIII.	GRUPO PIPSAMEX, S.A. DE C.V.	Mexico
	A. Fabricas de Papel Tuxtepec, S.A. de C.V.	Mexico
	B. Fabrica Mexicana de Papel, S.A. de C.V.	Mexico
	C. Fibras de Durango, S.A. de C.V.	Mexico
	D. Papeles Forma-Todo, S.A. de C.V.	Mexico
	F. Immobiliaria Industrial de Durango, S.A. de C.V.	Mexico
IX.	COMPANIA FORESTAL DE DURANGO, S.A. DE C.V.	Mexico
	A. Servicios Industriales Tizayuca, S.A. de C.V.	Mexico